SIMPLE CAPITAL TRUST

(The “Trust”)

CODE OF ETHICS

I.

INTRODUCTION

This Code of Ethics is divided into four parts. The first part contains the Statement of General Principles and Legal Requirements for Simple Capital Trust (the “Trust”) and definitions not otherwise set forth herein. The second part contains provisions applicable to all employees of Simple Capital, LLC ("Simple Capital") as well as to access persons of Simple Capital Trust who are also access persons of Simple Capital. The third part of this Code of Ethics contains provisions relating exclusively to the disinterested Trustees of Simple Capital Trust. The fourth part contains record keeping and other miscellaneous provisions.

The Board of Trustees of Simple Capital Trust have determined that the high standards established by Simple Capital may, without change, be appropriately applied by Simple Capital Trust and to those access persons of Simple Capital Trust who are also access persons of Simple Capital and, accordingly, may have opportunities for knowledge of and, in some cases, influence over, Simple Capital Trust portfolio transactions. In general, trustees who are unaffiliated with Simple Capital (i.e., Disinterested Trustees) have comparatively less current knowledge and considerably less influence over specific purchases and sales of securities by Simple Capital Trust. Therefore, this Code of Ethics contains separate provisions exclusively applicable to such Disinterested Trustees.

a.

Statement of General Principles

It is the policy of Simple Capital Trust that no access person shall engage in any act, practice or course of conduct that would violate the provisions of Section 17 (j) of the Investment Company Act of 1940, as amended ( the "1940 Act"), and Rule 17j-1thereunder. The fundamental position of Simple Capital Trust is that each access person shall place at all times the interests of Simple Capital Trust and its shareholders first. Each access person must avoid any situation involving an actual or potential conflict of interest or possible impropriety with respect to his or her duties and responsibilities to Simple Capital Trust. Each access person must not take advantage of his or her position of trust and responsibility with Simple Capital Trust and must avoid any situation that might compromise or call into question his or her exercise of full independent judgment in the best interests of Simple Capital Trust.

Accordingly, private financial transactions by access persons of Simple Capital Trust must be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an access person's position of trust and responsibility.

Without limiting in any manner the fiduciary duty owed by access persons to Simple Capital Trust or the provisions of this Code of Ethics, it should be noted that Simple Capital Trust considers it proper that purchases and sales be made by its access persons in the marketplace of securities owned by Simple Capital Trust; provided, however, that such securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in, this Code of Ethics. Such personal securities transactions should also be made in amounts consistent with the normal investment practice of the person involved, and with an investment, rather than a short-term trading, outlook. In making personal investment decisions with respect to any security, extreme care must be exercised by access persons to insure that the prohibitions of this Code of Ethics are not violated.

It bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code of Ethics will not automatically insulate from scrutiny personal securities transactions which show a pattern of abuse by an access person of his or her fiduciary duty to Simple Capital Trust.

b.

Legal Requirements

Section 17 (j) the 1940 Act provides, among other things, that it is unlawful for any affiliated person of Simple Capital Trust to engage in any act, practice or course of business in connection with the purchase or sale, directly or indirectly, by such affiliated person of any security held or to be acquired by Simple Capital Trust in contravention of such rules and regulations as the Securities and Exchange Commission (the "Commission") may adopt to define and prescribe means reasonably necessary to prevent such acts, practices or courses of business as are fraudulent, deceptive or manipulative. Pursuant to Section 17 (j), the Commission has adopted rule 17j-1 which states that it is unlawful for any affiliated person of Simple Capital Trust or  in connection with the purchase or sale of a security held or to be acquired (as defined in the Rule) by Simple Capital Trust:

1. To employ any device, scheme or artifice to defraud Simple Capital Trust;

2. To make to Simple Capital Trust any untrue statement of a material fact or omit to state to Simple Capital Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon Simple Capital Trust; or

4. To engage in any manipulative practice with respect to Simple Capital Trust.

c.

Definitions

For purposes of this Code of Ethics, the following definitions shall apply:

1. The term "access person" shall mean any director or officer of the Trust or Simple Capital who, in the ordinary course of business makes, participates in or obtains information regarding the purchase or sale of covered securities by Simple Capital Trust or any Series of the Trust, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Trust regarding the purchase or sale of covered securities. The term "access person" with respect to Simple Capital shall mean any director, officer or advisory person (as defined below) of Simple Capital and any other employee of Simple Capital designated an "access person" by the Chief Compliance Officer of Simple Capital.

2. The term "advisory person" shall mean (i) every employee of the Trust and Simple Capital (or of any company in control relationship to Simple Capital Trust and Simple Capital ) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined below) by Simple Capital Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales and (ii) every natural person in a control relationship to Simple Capital Trust and Simple Capital who obtains information concerning recommendations made to Simple Capital Trust with regard to the purchase or sale of a security. The term "advisory person" shall not mean, for purposes of this Code of Ethics, any employee of any subadviser to Simple Capital Trust that is not otherwise affiliated with Simple Capital.

3. The term "beneficial ownership" shall mean a direct or indirect "pecuniary interest" (as defined in subparagraph (a) (2) of Rule 16a-1 under the Securities Exchange Act of1934, as amended) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of "pecuniary interest" in subparagraph (a) (2) of Rule 16a-1 is complex, the term generally means the opportunity directly or indirectly to provide or share in any profit derived from a transaction in a security. An indirect pecuniary interest in securities by a person would be deemed to exist as a result of: (i) ownership of securities by any of such person's immediate family members sharing the same household (including child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law) but the presumption of such beneficial ownership may be rebutted;

(ii) the person's partnership interest in the portfolio securities held by a general or limited partnership; (iii) the existence of a performance-related fee (not simply an asset-based fee) received by such person as broker, dealer, investment adviser or manager to a securities account; (iv)the person's right to receive dividends from a security provided such right is separate or separable from the underlying securities; (v) the person's interest insecurities held by a trust under certain circumstances; and

(vi) the person's right to acquire securities through the exercise or conversion of a "derivative security" (which term excludes (a) a broad-based index option or future, (b) a right with an exercise or conversion privilege at a price that is not fixed, and (c) a security giving rise to the right to receive such other security only pro rata and by virtue of a merger, consolidation or exchange offer involving the issuer of the first security).

4. The term "control" shall mean the power to exercise a controlling influence over the management or policies or Simple Capital Trust or Simple Capital, unless such power is solely the result of an official position with Simple Capital Trust or Simple Capital, all as determined in accordance with Section 2 (a) (9) of the 1940 Act.

5. The term "Disinterested Trustee" shall mean a trustee of Simple Capital Trust who is not an "interested person" of the Trust within the meaning of Section 2 (a) (19) of the 1940 Act.

6. The term "Simple Capital Trust" or “the Trust” shall mean Simple Capital Trust, the Massachusetts business trust, and any series of Simple Capital Trust.

7. The term "material non-public information" with respect to an issuer shall mean information, not yet released to the public that would have a substantial likelihood of affecting a reasonable investor's decision to buy or sell any securities of such issuer.

8. The term "purchase" shall include the writing of an option to purchase.

9. The term "Review Officer" shall mean the officer of the Trust designated from time to time by the Board of Trustees of Simple Capital Trust to receive and review reports of purchases and sales by access persons of either Simple Capital Trust. The term "Alternate Review Officer" shall mean the officer of Simple Capital Trust designated from time to time by the Board of Trustees of Simple Capital Trust to receive and review reports of purchases and sales by the Review Officer, and who shall act in all respects in the manner prescribed herein for the Review Office.

10. The term "sale" shall include the writing of an option to sell.

11. The term "security" shall have the meaning set forth in Section 2 (a) (36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies other than shares of Simple Capital Trust, securities issued by the United States government, short-term securities which are "government securities" within the meaning of Section 2 (a) (16) of the 1940 Act, bankers’ acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may be designated from time to time by the Board of Trustees.

12. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

13. The term "significant remedial action" shall mean any action that has a material financial effect upon the access person, such as removing, suspending or demoting the access person, imposing a substantial fine or requiring the disgorging of profits.

II.

  RULES APPLICABLE TO ACCESS PERSONS OF SIMPLE CAPITAL TRUST WHO ARE ALSO ACCESS PERSONS OF SIMPLE CAPITAL

Access persons of Simple Capital Trust who are access persons of Simple Capital shall file the reports required under Simple Capital's Code of Ethics with the Review Officer and, if the Review Officer is an access person of Simple Capital Trust, he or she shall submit his or her reports to the Alternate Review Officer.

III.

   RULES APPLICABLE TO DISINTERESTED TRUSTEES

a.

Prohibited Activities

While the scope of actions which may violate the Statement of General Principles set forth above cannot be defined exactly, such actions would always include at least the following prohibited activities.

1. No disinterested Trustee may profit by securities transactions of a short-term trading nature (including market timing) involving shares of Simple Capital Trust. Transactions which involve a purchase and sale, or sale and purchase, of shares of the same series of Simple Capital Trust within thirty (30) calendar days shall be deemed to be of a trading nature and thus prohibited unless prior written approval of the transaction is obtained from the Review Officer of Simple Capital. This restriction shall also not apply to purchase and sales of shares of any series of the Simple Capital Trust pursuant to an automatic dividend reinvestment plan or automatic investment, exchange or withdrawal plan.

2. No disinterested Trustee shall, directly or indirectly, purchase or sell securities in such a way that the disinterested Trustee knew, or reasonably should have known, that such securities transactions compete in the market with actual or considered securities transactions for Simple Capital Trust, or otherwise personally act to injure Simple Capital Trust's securities transactions.

3. No disinterested Trustee shall use the knowledge of securities purchased or sold by Simple Capital Trust or securities being considered for purchase or sale by Simple Capital Trust to profit personally, directly or indirectly, by the market effect of such transactions.

4. No disinterested Trustee shall, directly or indirectly, communicate to any person who is not an access person of Simple Capital Trust any material non-public information relating to Simple Capital Trust or any issuer of any security owned by Simple Capital Trust including, without limitation, the purchase or sale or considered purchase or sale of a security on behalf of Simple Capital Trust.

b.

Exempt Transactions and Conduct

The Statement of General Principles and the Prohibited Activities set forth in the above Section I, Paragraph A and Section III, Paragraph A, respectively, shall not be deemed to be violated by any of the following transactions:

1. Purchases or sales for an account over which the disinterested Trustee has no direct or indirect influence or control;

2. Purchases or sales which are non-volitional on the part of the disinterested Trustee;

3. Purchases which are part of an automatic dividend reinvestment plan;

4. Purchases made by exercising rights distributed by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired by the disinterested Trustee from the issuer, and sales of such rights so acquired;

5. Tenders of securities pursuant to tender offers which are expressly condition on the tender offer's acquisition of all of the securities of the same class; and

6. Purchases or sales for which the disinterested Trustee has received prior written approval from the Review Officer for Simple Capital. Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code of Ethics, Section 17 (j) of the 1940Act and Rule 17j-1 thereunder.

c.

Personal Reporting Requirements

No disinterested Trustee shall be required to submit to the Trust a report of any securities transactions during each quarterly period in which such Trustee has, or by reason of such transactions acquires or disposes of, any beneficial ownership of a security (whether or not one of the exemptions listed in Section B applies) unless such Trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a trustee of Simple Capital Trust, should have know that, during the fifteen (15) day period immediately preceding the date of the transaction by the Trustee such security was purchased or sold by Simple Capital Trust or such security was being considered by Simple Capital Trust or Simple Capital for purchase or sale by Simple Capital Trust. Any required report shall be in the form annexed hereto as Form II, or in similar form (such as a computer printout) and shall be made not later than ten (10) days after the end of each calendar quarter in which the transaction (s) to which the report relates was effected.

d.

Annual Certification of Compliance

All disinterested Trustees shall certify annually on the form annexed hereto as Form IV that they (i) have read and understand this Code of Ethics and recognize that they are subject hereto,

(ii) have complied with the requirements of this Code of Ethics and (iii) have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

e.

Joint Participation

Disinterested Trustees should be aware that a specific provision of the 1940 Act prohibits such persons, in the absence of an order of the Commission, from effecting a transaction in which Simple Capital Trust is a "joint or a joint and several participant" with such person. Any transaction which suggests the possibility of a question in this area should be presented to legal counsel for review.

IV.

IV.

MISCELLANEOUS

a.

Recordkeeping Requirements

Simple Capital Trust shall maintain and preserve in an easily accessible place:

1. a copy of this Code of Ethics (and any prior code of ethics that was in effect at any time during the past five years)for a period of five years;

2. a record of any violation of this Code of Ethics and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

3. a copy of each report (or computer printout) submitted under this Code of Ethics for a period of five years, only those reports submitted during the previous two years must be maintained and preserved in an easily accessible place;

4. a list of all persons who are, or within the past five years were, required to make reports pursuant to this Code of Ethics; and

5. the names of each person who is serving or who has served as Review Officer or Alternative Review Officer within the past five years.

b.

Confidentiality

All information obtained from any access person hereunder shall be kept in strict confidence by Simple Capital Trust, except that reports of securities transactions hereunder will be made available to the Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

c.

Annual Review by the Board of Trustees

The Chief Compliance Officer of each of Simple Capital Trust and Simple Capital must prepare an annual report to Simple Capital Trust's Board of Trustees setting forth the following information relating to compliance with this Code of Ethics during the previous year:

1. A summary of existing procedures concerning personal investing and, for the Board's approval, any changes in the procedures made during the past year, provided however, that any material change to this Code of Ethics must be presented to the Board for approval within six months of such change;

2. A report of any violations requiring significant remedial action during the past year; and

3. A summary of any recommended changes, for the Board’s approval, in existing restrictions or procedures based upon Simple Capital Trust's or Simple Capital's experience under their respective codes of ethics, evolving industry practices or developments in applicable laws or regulations.

4. A certification that Simple Capital Trust and Simple Capital have each adopted procedures which are reasonably necessary to prevent access persons from violating their respective codes of ethics.

d.

Disclosure of Personal Securities Transactions

Simple Capital Trust undertakes to include in its Registration Statement disclosure relating to whether access persons are permitted to engage in personal securities transactions and the general restrictions and procedures by which access persons are governed in those transactions.

e.

Amendment to the Code of Ethics

Any material amendment to this Code of Ethics must be approved by the Board of Trustees within six months of such amendment. Any amendment to Simple Capital's Code of Ethics shall be deemed an amendment to this Code of Ethics effective thirty (30) days after written notice of each amendment shall have been received by the Secretary of Simple Capital Trust, unless Simple Capital Trust's Board of Trustees expressly determines that such amendment shall become effective at an earlier date or shall not be adopted.

f.

Interpretation

Simple Capital Trust's Board of Trustees may from time to time adopt such interpretations of this Code of Ethics as it deems appropriate.

EFFECTIVE: July 1, 2007

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SIMPLE CAPITAL TRUST

FORM I

FOR EMPLOYEES WHO ARE NOT ACCESS PERSONS

IDENTITY OF PERSONS OWNING AFFILIATED MUTUAL FUND SHARES

Every report on Form I shall be made not later than ten (10) days after the commencement of the employee's employment. An amended Form II shall be submitted to the Review Officer within thirty (30) days after any change in the information contained in this Form I occurs.

List the full names of each person other than yourself who owns shares of an Affiliated Mutual Fund that you would be deemed to be the beneficial owner of. Also provide the account number for shares owned directly or, if shares are held through a retirement or employee benefit plan other than the Simple Capital retirement plan, the name of the employer sponsoring the plan and a brief description of the plan, such as whether it is a 401k plan:

NAME OF PERSON ACCOUNT NUMBER(s)/PLAN INFORMATION

1.
2.
3.
4.

I certify that this Form I contains a true statement of the identities of the persons (other than myself) who own shares of an Affiliated Mutual Fund which I would be deemed to be the beneficial owner of.

Name & Title: ______________________

__________________________

Date: _____________________________

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SIMPLE TRUST

FORM II

POST-TRADE MONITORING REPORT

Every report on Form II shall be made not later than thirty (30) days after the end of each calendar quarter in which the transaction(s) to which Form II relates was effected and shall contain the following information, current as of a date not more than 45 days prior to the date the report is submitted:

1. The date of each transaction, the title, class and number of shares, principal amount, and, as applicable, exchange ticker symbol or CUSIP number of each security involved.

2. The nature of each transaction (i.e., purchase, sale or other type of acquisition or disposition).

3. The price at which each transaction was effected.

4. The name of the broker, dealer or bank with or though whom each transaction was effected.

5. If no transactions in any securities required to be reported on this Form II during the most recent calendar quarter occurred, check this box and sign below:

I certify that this Form II contains a true statement of my personal securities transactions during the most recent calendar quarter.

Name & Title: ______________________

________________________

Date: _____________________________

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SIMPLE CAPITAL TRUST

FORM III

PRE-CLEARANCE FOR PERSONAL SECURITIES INVESTMENTS

Pursuant to Section II of Simple Capital Trust's Code of Ethics, all EMPLOYEES and ACCESS PERSONS (except the Fund's disinterested Trustees) are required to submit FORM III prior to trading for their own account, including accounts over which they have beneficial ownership.

For EMPLOYEES who are not ACCESS PERSONS, pre-clearance is required only for transactions which involve a purchase and sale, or sale and purchase, of shares of the same series of Simple Capital Trust within thirty (30) calendar days.

For ACCESS PERSONS, pre-clearance is required for all securities transactions except transactions in shares of any series of the Simple Capital Trust which are covered by the same pre-clearance requirement applicable to EMPLOYEES who are not ACCESS PERSONS described above.

1. Name and title of ACCESS PERSON: ___________________________________

2. Title and amount of the security for which pre-clearance is sought:

____________

_________________

__________________________________

3. Recommendation of Review Officer: __________________________________

4. Date and Signature of Review Officer: _________________________________

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SIMPLE CAPITAL TRUST

FORM IV

INITIAL AND ANNUAL CERTIFICATION OF ALL EMPLOYEES

I certify that I have received a copy of Simple Capital Trust's Code of Ethics, (i) have read and understand this Code of Ethics and recognize that I am subject thereto, (ii) have complied with the requirements of the Code of Ethics; and (iii) have disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported pursuant to the requirements of the Code of Ethics.

Date: ______________

Name: _____________________________

Title: ____________________________

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